Exhibit 99.1

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

Canaan VII L.P.

Canaan Partners VII LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westford, CT 06880

Designated Filer:

Canaan VII L.P.

Issuer and Ticker Symbol:

Chimerix, Inc. [CMRX]

Date of Event:

April 10, 2013

Signatures of Joint Filers:

Canaan VII L.P.

By: Canaan Partners VII LLC

Its General Partner

By:	/s/ Jaime Slocum
Attorney-in-Fact

Canaan Partners VII LLC

By:	/s/ Jaime Slocum
Attorney-in-Fact